Exhibit 10.103

FIRST AMENDMENT

to the

FEDEX OFFICE AND PRINT SERVICES, INC.

SUPPLEMENTAL RETIREMENT PLAN

As Amended and Restated Effective January 1, 2020

THIS AMENDMENT to the FedEx Office and Print Services, Inc. Supplemental Retirement Plan (the “Plan”) is made by the Employer, pursuant to its authority to amend the Plan as provided in Section 7.8;

WHEREAS, the Employer deems it advisable to amend the Plan to reflect a one-year delay in the cessation of future deferrals under the Plan; and

NOW, THEREFORE, the Plan is amended to replace all references to January 1, 2021 with January 1, 2022.

IN WITNESS WHEREOF, the undersigned duly authorized Officer of the Employer has caused this Plan amendment to be adopted as of the date below, and effective as of January 1, 2021, by affixing her signature hereto.

FEDEX OFFICE AND PRINT SERVICES, INC.

Signed:	/s/ Tracy B. Brightman

Name:	Tracy B. Brightman

Title:	General Counsel, Senior Vice President Human Resources and Legal

Date:	December 22, 2021